     As Filed with the Securities and Exchange Commission on July 2, 2001
     --------------------------------------------------------------------
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         HAMPTON ROADS BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

              Virginia                         54-1408074
              (State of Incorporation) (IRS Employer Identification Number)

                               201 Volvo Parkway
                           Chesapeake, Virginia 23320
                    (Address of Principal Executive Offices)

                                 (757) 436-1000
              (Registrant's telephone number including area code)

                         HAMPTON ROADS BANKSHARES, INC.

           The Bank of Hampton Roads Defined Contribution 401(k) Plan
       Non-Qualified Limited Stock Option Plan For Directors & Employees
                      Directors Deferred Compensation Plan
                            (Full title of the Plan)
                      ___________________________________
                                 Jack W. Gibson
                     President and Chief Executive Officer
                               201 Volvo Parkway
                           Chesapeake, Virginia 23320
                                 (757) 436-1000
           (Name, address and telephone number of agent for service)
                      ___________________________________
                                    Copy to:
                          T. Richard Litton, Jr., Esq.
                               Kaufman & Canoles
                              One Commercial Place
                                 P.O. Box 3037
                            Norfolk, Virginia  23514
                                 (757) 624-3241

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                         Proposed               Proposed
Title of                                                  Maximum                Maximum
Securities                         Amount                Offering               Aggregate              Amount of
to be                               to be                  Price                Offering             Registration
Registered                     Registered/(1)/           Per Share                Price                Fee/(2)/
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.625 per share             3,250,000 shares               $4.41            $14,332,500              $3,583.13
------------------------------------------------------------------------------------------------------------------------------------

  (1) This Registration Statement covers shares of Common Stock of the registrant which may be offered or sold pursuant to the registrant's Non-Qualified Limited Stock Option Plan For Directors & Employees and Directors Deferred Compensation Plan or pursuant to The Bank of Hampton Roads' Defined Contribution 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the benefit plans described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Bank of Hampton Roads 401(k) Plan. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(a).

  (2) Pursuant to Rules 457(c) and 457(h), the registration fee was computed on the basis of the book value of the registrant's Common Stock as of March 31, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Hampton Roads Bankshares, Inc. (the "Registrant"' or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Board of Governors of the Federal Reserve System (the "FRB") by The Bank of Hampton Roads (the "Bank") are incorporated as of their respective dates in this Registration Statement by reference:

          (a) The Bank's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

          (b) The Bank's Quarterly Report on Form 10-QSB for the three month period ended March 31, 2001; and

          (c) The description of the Registrant's Common Stock contained in the Bank's Proxy Statement dated March 15, 2001.

               All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Copies of these documents are not required to be filed with the Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

    Not applicable

Item 5.   Interests of Named Experts and Counsel.

    Not applicable

Item 6.   Indemnification of Directors and Officers

          Section 13.1-692.1 of the Virginia Stock Corporation Act (the "Act") provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be limited under this section of the Act if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

          Section 13.1-697 of the Act authorizes a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding. A Virginia corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 provides that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Act authorizes a Virginia corporation to indemnify its officers, employees or agents to the same extent as directors.

          The Company's Articles of Incorporation provide that to the full extent that the Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages. The Company's Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Act and any other applicable law, the Company shall indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators .

Item 7.   Exemption from Registration Claimed.

    Not Applicable.

Item 8.   Exhibits.

          Exhibit
          Number         Description

          4.1 Articles of Incorporation of Hampton Roads Bankshares, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2,
                    2001).

          4.2 Bylaws of Hampton Roads Bankshares, Inc.(incorporated by reference to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 2001).

          5.1 Opinion of Kaufman & Canoles, P.C. as to legality of the securities being registered.

          23.1      Consent of PricewaterhouseCoopers, LLP

          23.2      Consent of Kaufman & Canoles, P.C. (filed with Exhibit 5.1)

          24.1 Powers of Attorney (included on the signature pages of this Registration Statement).

          In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being Registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Chesapeake, Virginia, on June 30, 2001.

                         HAMPTON ROADS BANKSHARES, INC.

                         By: /s/ Jack W. Gibson
                            --------------------------------
                                 Jack W. Gibson, President
                                 and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Jack W. Gibson his true and lawful attorney-in-fact in his place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

     Witness our hands and common seals on the date set forth below.

                    Signature                                        Title                              Date
                    ---------                                        -----                              ----
  /s/ Jack W. Gibson                                 Director, Chief Executive Officer and         June 30, 2001
---------------------------------------------       President (Principal Executive Officer)
Jack W. Gibson

  /s/ Robert G. Bagley                                  Director, Senior Vice President            June 30, 2001
---------------------------------------------
Robert G. Bagley

  /s/ Cynthia A. Sabol                                 Chief Financial Officer (Principal          June 30, 2001
---------------------------------------------           Financial Officer and Principal
Cynthia A. Sabol                                              Accounting Officer)

  /s/ Warren L. Aleck                                               Director                       June 30, 2001
---------------------------------------------
Warren L. Aleck

  /s/ Robert W. Clyburn                                             Director                       June 30, 2001
---------------------------------------------
Robert W. Clyburn

  /s/ Durwood S. Curling                                            Director                       June 30, 2001
---------------------------------------------
Durwood S. Curling

  /s/ Herman A. Hall, III                                           Director                       June 30, 2001
---------------------------------------------
Herman A. Hall, III

  /s/ W. Lewis Witt                                                 Director                       June 30, 2001
---------------------------------------------
W. Lewis Witt

  /s/ William J. Hearring                                           Director                       June 30, 2001
---------------------------------------------
William J. Hearring

  /s/ Henry P. Barham, DDS                                          Director                       June 30, 2001
---------------------------------------------
Henry P. Barham, DDS

                    Signature                                        Title                              Date
                    ---------                                        -----                              ----
   /s/ Robert H. Powell, III                                        Director                       June 30, 2001
--------------------------------------------------
Robert H. Powell, III

  /s/ Bobby L. Ralph                                                Director                       June 30, 2001
--------------------------------------------------
Bobby L. Ralph

  /s/ Emil A. Viola                                                 Director                       June 30, 2001
--------------------------------------------------
Emil A. Viola



    Pursuant to the requirements of the Securities Act of 1933, The Bank of Hampton Roads Defined Contribution 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on June 30, 2001.


                                  THE BANK OF HAMPTON ROADS DEFINED CONTRIBUTION 401(k) PLAN


                                  By: /s/ Jack W. Gibson
                                     ------------------------
                                      Title: Plan Trustee

                                 EXHIBIT INDEX




      Exhibit                         Description
      Number
        4.1          Articles of Incorporation of Hampton Roads Bankshares, Inc.
                     (incorporated by reference to the Registrant's Current
                     Report on Form 8-K12G3 filed with the Commission on July 2,
                     2001).

        4.2 Bylaws of Hampton Roads Bankshares, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-
                     K12G3 filed with the Commission on July 2, 2001).

        5.1 Opinion of Kaufman & Canoles, P.C. as to legality of the securities being registered.

       23.1          Consent of PricewaterhouseCoopers, LLP

       23.2          Consent of Kaufman & Canoles (filed with Exhibit 5.1)

       24.1 Powers of Attorney (included on the signature pages of this registration statement)